UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2011
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

20-1142292 (BioMed Realty
Trust, Inc.)
	1-32261 (BioMed Realty Trust, Inc.)	20-1320636 (BioMed Realty,
Maryland	000-54089 (BioMed Realty, L.P.)	L.P.)

(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.
On July 14, 2011, BioMed Realty, L.P. (the “Operating Partnership”), the operating partnership subsidiary of BioMed Realty Trust, Inc. (the “Company”), entered into an unsecured credit agreement with KeyBank National Association, as administrative agent, and certain other lenders.
The unsecured credit agreement provides for available borrowings under a revolving line of credit of $750 million and a maturity date of July 13, 2015. Subject to the administrative agent’s reasonable discretion, the Operating Partnership may increase the amount of the revolving credit commitments to $1.25 billion upon satisfying certain conditions. In addition, the Operating Partnership, at its sole discretion, may extend the maturity date of the revolving line of credit to July 13, 2016 after satisfying certain conditions and paying an extension fee. The revolving line of credit bears interest at a floating rate equal to, at the Operating Partnership’s option, either (1) reserve adjusted LIBOR plus a spread which ranges from 100 to 205 basis points, depending on the Company’s credit ratings, or (2) the highest of (a) the prime rate then in effect plus a spread which ranges from 0 to 125 basis points, (b) the federal funds rate then in effect plus a spread which ranges from 50 to 175 basis points or (c) one month LIBOR plus a spread which ranges from 100 to 205 basis points, in each case, depending on the Company’s credit ratings.
The unsecured credit agreement includes certain restrictions and covenants which require compliance with financial covenants relating to the minimum amounts of net worth, fixed charge coverage, unsecured debt service coverage, overall leverage and unsecured leverage ratios, the maximum amount of secured indebtedness and certain investment limitations. The unsecured credit agreement specifies a number of events of default (some of which are subject to applicable cure periods), including, among others, the failure to make payments when due, noncompliance with covenants and defaults under other agreements or instruments of indebtedness. Upon the occurrence of an event of default, the lenders may terminate the revolving line of credit and declare all amounts outstanding to be immediately due and payable.
The foregoing description of the revolving line of credit does not purport to be complete and is qualified in its entirety by reference to the complete text of the unsecured credit agreement, which is filed as an exhibit to this report and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On July 14, 2011, in connection with the execution of the Operating Partnership’s new $750 million revolving line of credit, the parties to the second amended and restated unsecured credit agreement governing the Operating Partnership’s previous $720 million revolving line of credit terminated the previous credit agreement and the commitments thereunder. Additional terms of the previous credit agreement and the amendments thereto are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007, November 30, 2009 and December 7, 2009, which descriptions are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
In connection with the execution of the new revolving line of credit, the Company issued a press release, which is attached as Exhibit 99.1 hereto. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Unsecured Credit Agreement, dated as of July 14, 2011, by and among BioMed Realty, L.P., KeyBank National Association, as Administrative Agent, and certain lenders party thereto.

10.2	Form of Line Note under Unsecured Credit Agreement.

10.3	Form of Competitive Bid Note under Unsecured Credit Agreement.

10.4	Form of Swing Loan Note under Unsecured Credit Agreement.

99.1	Press release issued by BioMed Realty Trust, Inc. on July 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN

		Name:	Greg N. Lubushkin
		Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc.
its General Partner

	By:	/s/ GREG N. LUBUSHKIN

		Name:	Greg N. Lubushkin
		Title:	Chief Financial Officer